Exhibit 99.1

PSB ANNOUNCES 4TH QUARTER EARNINGS OF $.62 PER SHARE

Wausau, Wisconsin - David K. Kopperud, President of PSB Holdings, Inc. ("PSB") and Peoples State Bank ("Peoples") today announced 2005 fourth quarter net income of $.62 per diluted share, or $1,063,000, as compared to $.60 per diluted share, or $1,043,000, in the fourth quarter of 2004. Fourth quarter net income increased 1.9% over the same period in 2004.

Net income for the year ended December 31, 2005, was $2.52 per diluted share, or $4,340,000, as compared to $2.03 per diluted share, or $3,526,000, in 2004. Net income for 2005 increased 23.1% over 2004.

Earnings for the year ended December 31, 2005 included the following special items:

* A pre-tax realized gain of $78,000 on sale of PULSE ATM (a cooperative) stock.

* Pre-tax reduction to collection expenses of $101,000 from a recovery of collection expenses recorded in 2004.

The net effect of these items was an increase of $.07 per share, or $108,000. Without these items, diluted earnings per share would have been $2.45 for the year ended December 31, 2005.

Earnings for the year ended December 31, 2004 included the following special items:

*     A pre-tax loss of $329,000 on abandonment of PSB's previous home office.

* An increase to provision for income taxes of $150,000 from a tax settlement paid to Wisconsin on certain Nevada investment subsidiary earnings.

* A pre-tax expense of $165,000 on closure of a Rhinelander, Wisconsin branch location.

* Pre-tax increase to collection expense of $127,000 from fees written off in response to regulatory requirements.

The net effect of these items was a decrease of $.30 per share, or $526,000. Without these items, diluted earnings per share would have been $.66 and $2.33 for the quarter and year ended December 31, 2004, respectively.

Return on average assets based on net income for the fourth quarter and full year was .85% and .90%, respectively, as compared to .92% and .82%, respectively, for the same periods in 2004. Return on equity based on net income for the fourth quarter and full year was 11.79% and 12.39%, respectively, as compared to 12.18% and 10.66%, respectively, for the same periods in 2004.

Assets at December 31, 2005 were $506.2 million, compared to $455.0 million at the end of 2004, an increase of $51.2 million or 11.2%. Total net loans were $372.4 million at December 31, 2005 compared to $343.9 million at the end of 2004, an increase of $28.5 million or 8.3%. Book value per share was $20.81 at December 31, 2005 compared to $19.55 for the same date a year ago.

PSB's provision for loan losses was $30,000 in the fourth quarter 2005, versus $180,000 in the same period last year. Net charge-offs were .01% of total average loans this quarter, compared to .04% a year ago. At December 31, 2005, the allowance for loan losses was 1.11% of total loans, compared to 1.19% a year earlier. Nonperforming loans were .83% of total loans at December 31, 2005, and .80% at December 31, 2004. Although 2005 benefited from reduced provisions for loan losses (compared to 2004) due to improving credit quality and favorable resolution of some long-time problem loans, provision expense is expected to increase during 2006 over 2005 levels from continued loan growth without recurrence of the recapture of specific problem loan reserves seen during 2005.

Tax adjusted net interest margin was 3.09% during the fourth quarter 2005 compared to 3.50% in the same period last year. Continued yield curve flattening continues to compress net interest spread as short-term deposit cost increases are greater than corresponding loan yield increases. Loan yield in the quarter ended December 31, 2005 was 6.26% compared to 5.83% a year ago, an increase of 43 basis points. Rate paid on interest-bearing non-maturity deposits was 2.19% during the fourth quarter 2005 compared to .87% a year ago, an increase of 132 basis points.

PSB updated accounting procedures during the first quarter of 2005 to improve recognition and amortization of deferred loan origination fees and costs in accordance with Statement of Financial Accounting Standard No. 91, ACCOUNTING FOR NONREFUNDABLE FEES AND COSTS ASSOCIATED WITH ORIGINATING OR ACQUIRING LOANS ("FAS 91"). FAS 91 requires loan origination fees and direct loan origination costs to be deferred and amortized as a yield adjustment earned on the loan. Previously, these accounting adjustments for deferral of costs were made only at year-end and in prior years had an immaterial impact on the individual quarterly financial statements. The change in accounting procedure was made to simplify operations and improve the accuracy of earnings reporting. Certain financial measure and ratio comparisons between the fourth quarter 2005 and 2004 are impacted by this change. These ratios are presented on a pro-forma basis before all FAS 91 impacts as follows:

Quarter ended December 31,                  As Reported            Pro-forma
                                          2005      2004         2005    2004
Tax adjusted net interest margin          3.09%     3.50%        3.23%    3.64%
Operating expenses to average assts       2.18%     2.33%        2.31%    2.60%
Net income ($000s omitted)             $ 1,063   $ 1,043      $ 1,067  $   946
Earnings per diluted share             $  0.62   $  0.60      $  0.62  $  0.55

PSB Holdings, Inc. (OTCBB:PSBQ.OB), is the parent company of Peoples. Peoples is headquartered in Wausau, Wisconsin with eight retail locations serving north central Wisconsin in Marathon, Oneida, and Vilas counties. In addition to traditional retail and commercial banking products, Peoples provides retail investments, retirement planning, commercial treasury management services, and long-term fixed rate residential mortgages.

Forward Looking Statements

Certain matters discussed in this news release, including those relating to the growth of PSB, its profits, and future interest rates, are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in this release. Among other things, these risks and uncertainties include the strength of the economy, the effects of government policies, including, in particular, interest rate policies, and other risks and assumptions described under "Cautionary Statement Regarding Forward Looking Information" in Item 1 of PSB's Form 10-K for the year ended December 31, 2004. PSB assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                    (tables follow)

PSB HOLDINGS, INC.
QUARTERLY FINANCIAL SUMMARY
(dollars in thousands, except per share data)
                                                        Quarter ended - Unaudited
                                           DEC. 31,  Sept. 30,     June 30,     March 31,    Dec.31
EARNINGS AND DIVIDENDS:                     2005      2005          2005          2005        2004
Net income                                   $     1,063  $     1,066  $     1,171  $     1,040     $    1,043
Basic earnings per share (3)                 $      0.62  $      0.62  $      0.68  $      0.60     $     0.61
Diluted earnings per share (3)               $      0.62  $      0.62  $      0.68  $      0.60     $     0.60
Dividends declared per share (3)             $      0.31  $         -  $      0.31  $         -     $     0.30
Net book value per share                     $     20.81  $     20.81  $     20.27  $     19.77     $    19.55
Semi-annual dividend payout ratio                  24.83%         n/a        24.06%         n/a          28.82%
Average common shares outstanding              1,710,720    1,712,771    1,714,134    1,721,058      1,717,394

BALANCE SHEET - AVERAGE BALANCES:

Loans receivable, net of allowances          $   366,224  $   369,489  $   367,948  $   354,136     $  341,997
Total assets                                 $   498,429  $   493,035  $   480,325  $   465,083     $  448,591
Deposits                                     $   394,161  $   387,969  $   376,252  $   367,394     $  353,310
Stockholders' equity                         $    35,756  $    35,143  $    34,665  $    33,989     $   34,076

PERFORMANCE RATIOS:

Return on average assets (1)                        0.85%        0.86%        0.98%        0.91%          0.92%
Return on avg. stockholders' equity (1)            11.79%       12.03%       13.55%       12.41%         12.18%
Average tangible stockholders' equity to
  average assets                                    7.24%        7.14%        7.22%        7.25%          7.49%
Net loan charge-offs to average loans               0.01%        0.02%        0.01%        0.00%          0.04%
Nonperforming loans to gross loans                  0.83%        0.71%        0.60%        0.74%          0.80%
Allowance for loan loss to gross loans              1.11%        1.14%        1.15%        1.18%          1.19%
Net interest rate margin (1)(2)                     3.09%        3.14%        3.32%        3.40%          3.50%
Net interest rate spread (1)(2)                     2.61%        2.72%        2.96%        3.05%          3.12%
Service fee revenue as a percent of
  average demand deposits (1)                       2.10%        2.10%        2.56%        2.19%          2.22%
Noninterest income as a percent
  of gross revenue                                 10.59%       12.06%       13.00%       11.87%         11.64%
Efficiency ratio (2)                               61.35%       63.25%       59.53%       59.11%         58.52%
Noninterest expenses to avg. assets (1)             2.18%        2.32%        2.32%        2.30%          2.33%

Stock price information:

High                                         $     30.70  $     32.00  $     31.85  $     32.20     $    33.25
Low                                          $     29.75  $     30.65  $     30.63  $     31.85     $    32.00
Market value at quarter-end                  $     30.70  $     30.70  $     30.75  $     31.85     $    32.10

(1) Annualized
(2) The yield on tax-exempt loans and securities is computed on a tax-equivalent basis.
(3) Due to rounding, cumulative quarterly per share performance may not equal annual per share totals.

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
PSB HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME

                                                  Three Months Ended       Year Ended
(dollars in thousands,                               December 31,         December 31,
except per share data - unaudited)                   2005      2004     2005      2004
Interest and dividend income:
   Loans, including fees                            $ 5,829 $ 5,057  $ 22,347 $ 19,207
   Securities:
      Taxable                                           559     430     1,966    1,798
      Tax-exempt                                        253     247       978      982
   Other interest and dividends                         213      68       473      215

         Total interest and dividend income           6,854   5,802    25,764   22,202

Interest expense:
   Deposits                                           2,664   1,589     9,019    5,783
   FHLB advances                                        544     576     2,133    2,061
   Other borrowings                                      35      60       272      269
   Junior subordinated debentures                       112       -       231        -

         Total interest expense                       3,355   2,225    11,655    8,113

Net interest income                                   3,499   3,577    14,109   14,089
Provision for loan losses                                30     180       160      855

Net interest income after provision for loan losses   3,469   3,397    13,949   13,234

Noninterest income:
   Service fees                                         308     301     1,188    1,234
   Mortgage banking                                     189     246       880      901
   Investment and insurance sales commissions           158     139       689      484
   Net gain (loss) on sale of securities                  -     (14)        6       97
   Increase in cash surrender value of life insurance    47       -       160        -
   Other noninterest income                             110      92       545      407

         Total noninterest income                       812     764     3,468    3,123

Noninterest expense:
   Salaries and employee benefits                     1,596   1,376     6,610    6,189
   Occupancy and facilities                             459     502     1,767    1,609
   Loss on abandonment of premises and equipment          -      50         -      379
   Data processing and other office operations          209     153       741      655
   Advertising and promotion                             56      68       287      263
   Other noninterest expenses                           416     477     1,635    1,880

        Total noninterest expense                     2,736   2,626    11,040   10,975

Income before provision for income taxes              1,545   1,535     6,377    5,382
Provision for income taxes                              482     492     2,037    1,856

Net income                                          $ 1,063 $ 1,043  $  4,340 $  3,526
Basic earnings per share                            $  0.62 $  0.61  $   2.53 $   2.04
Diluted earnings per share                          $  0.62 $  0.60  $   2.52 $   2.03

PSB HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2005 unaudited, December 31, 2004 derived from audited financial statements

(dollars in thousands, except per share data) - Unaudited               2005         2004
ASSETS
Cash and due from banks                                            $   15,708   $   12,680
Interest-bearing deposits and money market funds                          988        3,265
Federal funds sold                                                      9,908        7,379

Cash and cash equivalents                                              26,604       23,324

Securities available for sale (at fair value)                          81,501       68,894
Loans held for sale                                                         -          342
Loans receivable, net of allowance for loan losses of $4,180
   and $4,157, respectively                                           372,411      343,923
Accrued interest receivable                                             2,245        1,744
Foreclosed assets                                                         373            7
Premises and equipment                                                 12,632       12,432
Mortgage servicing rights, net                                            880          839
Federal Home Loan Bank stock (at cost)                                  3,017        2,874
Cash surrender value of bank-owned life insurance                       4,805            -
Other assets                                                            1,690          595

TOTAL ASSETS                                                       $  506,158   $  454,974

LIABILITIES

Non-interest-bearing deposits                                      $   61,345   $   51,635
Interest-bearing deposits                                             339,191      306,590

   Total deposits                                                     400,536      358,225

Federal Home Loan Bank advances                                        54,000       52,000
Other borrowings                                                        4,497        8,565
Junior subordinated debentures                                          7,732            -
Accrued expenses and other liabilities                                  3,908        2,568

   Total liabilities                                                  470,673      421,358

STOCKHOLDERS' EQUITY

Common stock - no par value with a stated value of $1 per share:
   Authorized - 3,000,000 shares
   Issued - 1,887,179 shares                                            1,887        1,887
Additional paid-in capital                                              9,655        9,672
Retained earnings                                                      28,561       25,281
Accumulated other comprehensive income (loss)                            (542)         384
Treasury stock, at cost - 181,608 and 167,586 shares, respectively     (4,076)      (3,608)

   Total stockholders' equity                                          35,485       33,616

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  506,158   $  454,974